Exhibit 5.1

March 1, 2024

Healthpeak Properties, Inc.

Healthpeak OP, LLC

4600 South Syracuse Street

Suite 500

Denver, Colorado 80237

Re:	Healthpeak Properties, Inc., a Maryland corporation (the “Company”), and Healthpeak OP, LLC, a Maryland limited liability company (the “Operating Company”) -- Registration Statement on Form S-3 (File Nos. 333-276954 and 333-276954-01) filed with the Securities and Exchange Commission (the “Commission”) on February 8, 2024 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company and Maryland limited liability company counsel to the Operating Company in connection with the Registration Statement and the prospectus supplement (the “Solicitation Statement/Prospectus”) filed with the Commission under the Registration Statement on February 12, 2024 pursuant to the Securities Act of 1933, as amended (the “Act”). You have requested our opinion with respect to the matters set forth below.

The Solicitation Statement/Prospectus relates to the Company’s consent solicitation with respect to the holders of the Securities (as defined herein), which contemplates, among other things, (a) the issuance by the Company and the Operating Company, upon the terms and subject to the conditions set forth in the Solicitation Statement/Prospectus, of full and unconditional guarantees of the due and punctual payment of principal of, and premium, if any, and interest on, the 4.300% Senior Notes due 2027 (“DOC 4.300% 2027 Notes”), the 3.950% Senior Notes due 2028 (“DOC 3.950% 2028 Notes”) and the 2.6250% Senior Notes due 2031 (the “DOC 2.625% 2031 Notes” and, together with the DOC 4.300% 2027 Notes and the DOC 3.950% 2028 Notes, the “Securities”) of Physicians Realty L.P., a Delaware limited partnership (“Physicians Partnership”), which is an indirect wholly owned subsidiary of Physicians Realty Trust, a Maryland real estate investment trust (“Physicians Realty Trust”), and (b) the execution and delivery by the Company and the Operating Company of a notation of guarantee with respect to the guarantees of the Securities. We understand that the Securities are issued pursuant to the Senior Indenture, dated as of March 7, 2017 (the “Base Indenture”) by and among Physicians Partnership, Physicians Realty Trust and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated as of March 7, 2017, governing the DOC 4.300% 2027 Notes (the “First Supplemental Indenture”), (ii) the Second Supplemental Indenture, dated as of December 1, 2017, governing the DOC 3.950% 2028 Notes (the “Second Supplemental Indenture”), and (iii) the Third Supplemental Indenture, dated as of October 13, 2021, governing the DOC 2.625% 2031 Notes (the “Third Supplemental Indenture” and together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Supplemental Indentures”; the Supplemental Indentures, together with the Base Indenture, the “Indenture”), as such Indenture is amended by the Fourth Supplemental Indenture (as defined herein). Summaries of the amendments to the Indenture and the provisions of the guarantees of the Securities included in the Fourth Supplemental Indenture are set forth in Annex A and Annex B, respectively, to the Solicitation Statement/Prospectus.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

March 1, 2024

In our capacity as Maryland corporate counsel to the Company and Maryland limited liability company counsel to the Operating Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the corporate charter of the Company (the “Charter”), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on December 13, 2022, Articles of Amendment and Restatement filed with the Department on February 9, 2023, Articles of Amendment filed with the Department on February 9, 2023 and Articles of Amendment filed with the Department on February 29, 2024;

2.	the Amended and Restated Bylaws of the Company, dated as of February 10, 2023, as amended (the “Bylaws”);

3.	the Articles of Conversion of Healthpeak Properties Interim, Inc. (formerly known as Healthpeak Properties, Inc.) filed with the Department on February 9, 2023, and the Articles of Organization of the Operating Company filed with the Department on February 9, 2023 (the “Articles of Organization”);

4.	the Operating Agreement of the Operating Company, dated as of February 10, 2023 (the “Operating Agreement”);

5.	resolutions adopted by the Board of Directors of the Company on or as of January 31, 2024 (the “Directors’ Resolutions”);

6.	the Indenture and the Fourth Supplemental Indenture, dated as of March 1, 2024 (the “Fourth Supplemental Indenture”), by and among DOC DR, LLC, a Maryland limited liability company, DOC DR Holdco, LLC, a Maryland limited liability company, the Operating Company, the Company and the Trustee;

7.	the notation of guarantee made by each of the Company and the Operating Company (collectively, the “Guarantees”) with respect to the full and unconditional guarantees of the Securities by the Company and the Operating Company pursuant to the Amended Indenture (as defined herein);

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

March 1, 2024

8.	a certificate of one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the copies of the Charter, the Bylaws, the Articles of Organization, the Operating Agreement and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, the form of the Indenture and the form, approval, execution and delivery of the Fourth Supplemental Indenture and the Guarantees;

9.	the Registration Statement and the related base prospectus and Solicitation Statement/Prospectus included therein, in substantially the form filed with the Commission pursuant to the Act;

10.	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

11.	a status certificate of the Department, dated as of a recent date, to the effect that the Operating Company is duly formed and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

12.	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Company and the Operating Company) is duly authorized to do so;

(b)	each natural person executing any instrument, document or agreement is legally competent to do so;

(c)	all Documents submitted to us as originals are authentic; the form and content of all Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; all Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all representations, warranties, statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

March 1, 2024

(d)	all certificates submitted to us, including but not limited to the Officers' Certificate, are true, correct and complete both when made and as of the date hereof; and

(e)	the Indenture, as amended by the Fourth Supplemental Indenture (as so amended, the “Amended Indenture”), will remain in full force and effect for so long as the Securities are outstanding.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(i)	The Operating Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Maryland. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii)	The Operating Company has the limited liability company power to create the obligation evidenced by the Guarantees. The Company has the corporate power to create the obligation evidenced by the Guarantees.

(iii)	The guarantees of the Securities, and the execution and delivery of the Guarantees, pursuant to the Amended Indenture, in each case by the Company and the Operating Company, have been duly authorized by all necessary corporate action on the part of the Company and by all necessary limited liability company action on the part of the Operating Company.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

Healthpeak OP, LLC

March 1, 2024

We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Guarantees. We also consent to the identification of our firm in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP